Exhibit 10.2

GUARANTY

This GUARANTY (this “Guaranty”), dated as of March 2, 2015, is made by RENAISSANCERE HOLDINGS LTD., a Bermuda exempted company (“Guarantor”), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement (as defined below).

RECITALS

WHEREAS, Platinum Holdings, the Subsidiary Credit Parties, the Lenders and the Administrative Agent are parties to a Third Amended and Restated Credit Agreement, dated as of April 9, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”), pursuant to which the Lenders have made available to the Credit Parties a revolving credit facility.

WHEREAS, Platinum Holdings has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 23, 2014, with Guarantor, and Port Holdings Ltd., a Bermuda exempted company and a wholly owned subsidiary of Guarantor (“Port Holdings”), pursuant to which Platinum Holdings will merge with Port Holdings, with Platinum Holdings being the surviving entity and becoming a wholly owned subsidiary of Guarantor (the “Merger”).

WHEREAS, pursuant to a Consent and Amendment to Credit Agreement, dated as of the date hereof, between Platinum Holdings, the Subsidiary Credit Parties, the Administrative Agent and the Required Lenders (the “Amendment”), the Required Lenders have agreed to (i) consent to the Merger and waive any noncompliance with Section 8.1 and Section 9.1(m) of the Credit Agreement that would result from the Merger, and (ii) make certain amendments to the Credit Agreement on the condition that Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined) and to comply with certain covenants contained in the Credit Agreement, dated as of May 17, 2012, between Guarantor, the lenders party thereto (the “RenRe Lenders”) and Wells Fargo Bank, National Association, as administrative agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “RenRe Holdings Credit Agreement”).

WHEREAS, upon consummation of the Merger, Guarantor will own all of the issued and outstanding equity interests of Platinum Holdings and will obtain benefits as a result of the terms of, and the continued extension of credit to the Credit Parties under, the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, Guarantor desires to execute and deliver this Guaranty. The execution of this Guaranty is a condition precedent to the effectiveness of the amendments to the Credit Agreement made under the Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, Guarantor hereby agrees as follows:

1. Guaranty.

(a) Guarantor hereby irrevocably, absolutely and unconditionally:

(i) guarantees to the Lenders, the Fronting Bank and the Administrative Agent (collectively, the “Guaranteed Parties”) the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Credit Parties under the Credit Agreement and the other Credit Documents (collectively, the “Guaranteed Obligations”); and

(ii) agrees to pay the reasonable fees and expenses of counsel to, and reimburse upon demand all reasonable costs and expenses incurred or paid by, (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder and (z) the Administrative Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto, and to indemnify and hold each Guaranteed Party and its directors, officers, employees, agents and Affiliates harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential, that may at any time be imposed on, incurred by or asserted against any such indemnified party as a result of, arising from or in any way relating to this Guaranty or the collection or enforcement of the Guaranteed Obligations; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any such claims, losses, costs and expenses (x) to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party or (y) that result from a claim by Guarantor or any Credit Party against an indemnified party for breach in bad faith of such indemnified party’s obligations hereunder or under any other Credit Document if Guarantor or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Credit Document, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay pursuant to applicable law.

(c) The guaranty of Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection.

2. Guaranty Unconditional. The obligations of Guarantor under this Guaranty shall, to the maximum extent permitted by applicable law, be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall, to the maximum extent permitted by applicable law, not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release (including with respect to any Collateral) in respect of any obligation of any other obligor under any of the Credit Documents, by operation of law or otherwise;

(ii) any modification or amendment of, or supplement to, any of the Credit Documents;

(iii) any release, non-perfection or invalidity of any direct or indirect security (including the Collateral) for any obligation of any other obligor under any of the Credit Documents;

(iv) any change in the corporate existence, structure or ownership of any obligor, or any proceeding under any Debtor Relief Law affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents;

(v) the existence of any claim, setoff or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, any Fronting Bank, any Lender or any other corporation or person, whether in connection with any of the Credit Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Credit Documents;

(vii) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation or the Lenders’ rights with respect thereto; or

(viii) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, any Credit Party, Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (1) the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable), (2) the termination of the Commitments under the Credit Agreement, and (3) the termination or expiration of all Letters of Credit (unless the outstanding Letters of Credit have been Cash Collateralized in accordance with Section 3.9(a) of the Credit Agreement, without giving effect to subpart (z) thereof, and the Administrative Agent shall be satisfied that all periods during which such Cash Collateral (or any portion thereof) could be avoided, voided or otherwise invalidated under all Debtor Relief Laws applicable thereto have expired without the presentment or filing of any petition, the entry or issuance of any show-cause order or any other initiation of any proceeding or case, in each case under such Debtor Relief Laws) (the events in clauses (1), (2) and (3) above, collectively, the “Termination Requirements”).

3. Waiver by Guarantor. Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor, any other corporation or person or any Collateral. To the fullest extent permitted by applicable law, Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Credit Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. Guarantor warrants and agrees that each waiver set forth in this Section 3 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

4. Subrogation. Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Credit Party, or any other guarantor that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under or in respect of this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against any Credit Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Credit Party or any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Termination Requirements have been satisfied. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction of the Termination Requirements, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. If (i) Guarantor shall make payment to any Lender of all or any amounts payable under this Guaranty, and (ii) the Termination Requirements shall have been satisfied, the Lenders will, at Guarantor’s request and expense, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the obligations resulting from such payment made by Guarantor pursuant to this Guaranty.

5. Representations and Warranties. Guarantor hereby represents and warrants to the Guaranteed Parties as follows:

5.1 Corporate Organization and Power. Guarantor (i) is duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform this Guaranty, and to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Guarantor and its subsidiaries taken as a whole.

5.2 Authorization; Enforceability. Guarantor has taken all necessary corporate action to execute, deliver and perform this Guaranty and has validly executed and delivered this Guaranty. This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.

5.3 No Violation. The execution, delivery and performance by Guarantor of this Guaranty, and compliance by it with the terms hereof, do not and will not (i) violate any provision of its articles of incorporation or formation, its bylaws or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of, or result in the creation of any Lien under, or require any payment to be made under, or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties are bound or to which it is subject, other than, in the case of clauses (ii) and (iii), such contraventions, conflicts, breaches, Liens, payments and defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Guarantor and its subsidiaries taken as a whole.

5.4 Governmental and Third-Party Authorization. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other third-party Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by Guarantor of this Guaranty or the legality, validity or enforceability hereof.

5.5 Financial Statements. Guarantor has delivered to the Guaranteed Parties copies of (a) the three most recent quarterly unaudited consolidated financial statements required to be delivered by Guarantor under Section 6.1(a)(i) of the RenRe Holdings Credit Agreement as in effect on the date hereof and (b) the most recent audited consolidated financial statements required to be delivered by Guarantor under Section 6.1(a)(ii) of the RenRe Holdings Credit Agreement as in effect on the date hereof (collectively, the “Financial Statements”). Such Financial Statements present fairly, in all material respects, in conformity with GAAP (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote disclosures) the consolidated financial position and consolidated results of operations of Guarantor and its subsidiaries at such dates for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

5.6 Covenant Compliance Certificates. Guarantor has delivered to the Guaranteed Parties copies of the compliance certificates required under Section 6.1(f) of the RenRe Holdings Credit Agreement as in effect on the date hereof, demonstrating compliance with the financial covenants set forth in Section 6.2 with respect to the dates and periods covered by the Financial Statements.

6. Covenants. Until the termination of the Commitments, the termination, expiration or Cash Collateralization (in accordance with Section 3.9(a) of the Credit Agreement, without giving effect to subpart (z) thereof; provided, that, so long as any Letter of Credit remains outstanding, Guarantor shall continue to comply with Section 6.1) of all Letters of Credit and the payment in full in cash of all Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable), Guarantor agrees that it will:

6.1 Financial Statement Reporting. Furnish to the Administrative Agent the

information required to be delivered to the RenRe Lenders and at such times as are required under Sections 6.1(a)(i) and 6.1(a)(ii) of the RenRe Holdings Credit Agreement as in effect on the date hereof (and without regard to any amendment, supplement, modification or termination thereof occurring after the date of this Guaranty), with such Sections and all relevant defined terms being deemed incorporated by reference into this Guaranty.

6.2 Financial Covenants. Comply with the financial covenants contained in Sections 7.1 and 7.2(a) of the RenRe Holdings Credit Agreement as in effect on the date hereof (and without regard to any amendment, supplement, modification or termination thereof occurring after the date of this Guaranty), with such Sections and all relevant defined terms being deemed incorporated by reference into this Guaranty.

6.3 Compliance Certificates. Furnish to the Administrative Agent, concurrently with the delivery to the Administrative Agent of the quarterly and annual financial statements under Section 6.1, copies of the compliance certificates required under Section 6.1(f) of the RenRe Holdings Credit Agreement as in effect on the date hereof (and without regard to any amendment, supplement, modification or termination thereof occurring after the date of this Guaranty), demonstrating compliance with the financial covenants set forth in Section 6.2 with respect to the dates and periods covered by the applicable financial statements.

7. Financial Condition of Credit Parties. Guarantor represents that it has knowledge of the Credit Parties’ financial condition and affairs and that it has adequate means to obtain from the Credit Parties on an ongoing basis information relating thereto and to the Credit Parties’ ability to pay and perform the Guaranteed Obligations. Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Credit Parties for the benefit of Guarantor nor to advise Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Credit Parties that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor, or might (or does) materially increase the risk of Guarantor as guarantor, or might (or would) affect the willingness of Guarantor to continue as a guarantor of the Guaranteed Obligations.

8. Payments; Application; Set-Off.

(a) Guarantor agrees that, upon the failure of any Credit Party to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against Guarantor, Guarantor will, subject to the provisions of Section 1(b), forthwith pay or cause to be paid to the Administrative Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

(b) All payments made by Guarantor hereunder will be made in Dollars to the Administrative Agent, without set-off, counterclaim or other defense and, in accordance with the Credit Agreement, free and clear of and without deduction for any Taxes in the same manner and to the same extent required of the Credit Parties under Section 2.16 of the Credit Agreement, Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.16 of the Credit Agreement in respect of all payments made by it hereunder.

(c) All payments made hereunder shall be applied in accordance with the provisions of Section 2.11(e) of the Credit Agreement.

(d) In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Guaranteed Parties are legally entitled, Guarantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Credit Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(e) Upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty or any other Credit Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Credit Document and although such obligations of Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this subsection are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Parties or their respective Affiliates may have. Each Guaranteed Party agrees to notify the Credit Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between Guarantor and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon Guarantor in any case shall entitle Guarantor or any other guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

10. Enforcement. The Guaranteed Parties agree that, except as provided in Section 8(e), this Guaranty may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of Guarantor’s obligations hereunder. The obligations of Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against Guarantor whether or not action is brought against any Credit Party or any other guarantor and whether or not any Credit Party or any other guarantor is joined in any such action. If acceleration of the time for payment of any amount payable by any Credit Party under any of the Credit Documents is stayed upon the insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by Guarantor under this Guaranty forthwith on demand by the Administrative Agent made at the request of the Required Lenders. Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a “Reclaimed Amount”), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and Guarantor acknowledges that the term “Guaranteed Obligations” includes all Reclaimed Amounts that may arise from time to time.

11. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Administrative Agent and such of the Lenders as may be required under the provisions of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

12. Addition and Release of Other Guarantors. Guarantor agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by the addition or release of any guarantor, or by reason of the Administrative Agent’s actions in effecting the same, in each case without the necessity of giving notice to or obtaining the consent of any other guarantor.

13. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of Sections 1(a)(ii) and 4 shall survive any termination of this Guaranty), (ii) be binding upon and enforceable against Guarantor and its successors and assigns (provided, however, that Guarantor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Credit Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty.

14. Governing Law; Consent to Jurisdiction; Service of Process.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

(b) GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) Guarantor hereby irrevocably consents to service of process in any action or proceeding in the same manner required for delivery of notices under Section 15. Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against Guarantor in the courts of any other jurisdiction.

15. Notices. All notices and other communications provided for herein shall be delivered in the manner set forth in Section 11.4 of the Credit Agreement: (a) if to Guarantor, at its address for notices set forth below its signature to this Guaranty, and (b) if to any Guaranteed

Party, at its address for notices set forth in the Credit Agreement; in each case, as such addresses may be changed from time to time pursuant to the Credit Agreement, and with copies to such other Persons as may be specified under the provisions of the Credit Agreement.

16. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

17. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

18. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to Guarantor, upon the execution and delivery by Guarantor of a counterpart hereof.

19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main Charlotte, North Carolina office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of Guarantor in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.14 of the Credit Agreement, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to Guarantor.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

GUARANTOR:

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Address: Renaissance House 12 Crow Lane Pembroke, HM 19 Bermuda Attention: Todd R. Fonner Fax: (441) 292-9453

Accepted and agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ Karen Hanke
Name:	Karen Hanke
Title:	Managing Director

RenaissanceRe Holdings Ltd. Guaranty